Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 24, 2025, with respect to the financial statements of Pasithea Therapeutics Corp. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MARCUM LLP

Hartford, CT

November 26, 2025

Marcum LLP / CityPlace I / 185 Asylum Street / 25th Floor / Hartford, CT 06103 / Phone 860.760.0600 / marcumllp.com